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                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                    May 14, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                                ecom ecom.com, inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



        Florida                  33-96638-A             65-0538051
---------------------------    ---------------    ----------------------
State or Other Jurisdiction    Commission File    IRS Employer Identifi-
     of Incorporation              Number            cation Number



          8125 Monetary Drive, Suite H4, Riviera Beach, Florida 33404
         ------------------------------------------------------------
          Address of Principal Executive Offices, Including Zip Code



                                (561) 622-4395
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code









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ITEM 5.  OTHER EVENTS

     On May 14, 1999, ecom ecom.com, Inc., a Florida corporation (the "Registrant" or the "Company") and Swartz Private Equity, LLC ("Investor") entered into, among other things, an Investment Agreement and a Registration Rights Agreement pursuant to which the Company may, in its sole discretion and subject to certain restrictions, periodically sell ("Put") shares of the Company's Common Stock for up to $30,000,000 upon the effective registration of such Put shares. At the time of each Put, the Investor will be issued a Purchase Warrant which will give the holder the right to purchase up to eight percent (8%) of the number of Put shares issued to the Investor in that Put. Each Purchase Warrant will be exercisable at a price equal to 110% of the market price on the Purchase Period End Date (as such term is defined in the Investment Agreement) and will have semi-annual reset provisions.
Each Purchase Warrant will be immediately exercisable and will terminate on a date which is five years after the date of issuance.

     After the Company has an effective registration statement for the Put Shares, the number of shares the Investor will be required to purchase in a given Put must be the lesser of the actual number of shares the Company intends to sell to the Investor as set forth in the Advance Put Notice and the Individual Put Limit. The Individual Put Limit is equal to the lesser of (i) 15% of the sum of the aggregate daily reported trading volumes in the outstanding Common Stock on the Company's principal market, excluding any block trades of 20,000 or more shares of Common Stock for all evaluation days in the purchase period; (ii) the number of Put Shares which when multiplied by their respective Put Share Prices equals the Maximum Put Dollar Amount (the lesser of the maximum put amount set forth in the Company's Advance Put Notice or $10,000,000); or (iii) 9.9% of the total amount of the Company's Common Stock that would be outstanding upon completion of the Put. The purchase price for the Put Shares will be equal to the lesser of the Market Price for such Put minus $.25 or 92% of the Market Price (lowest intra-day trade price for the Common Stock on the principal market for the six (6) days immediately preceding the date of the applicable Purchase Notice, subject to the condition that the six day low price includes trades of more than 10,000 shares), but in no event can it be less than the Company's designated minimum put share price as set forth in the Advance Put Notice.

     The Investment Agreement provides that the Company will sell Common Stock to the Investor at times which the Company decides is advantageous. The Investment Agreement is not a debt instrument. Any Put exercised by the Company is the sale of Common Stock and not a loan.

     In partial consideration of the Investment Agreement, the Company issued to the Investor warrants (the "Commitment Warrants") to purchase 490,000 shares of the Company's Common Stock. The Commitment Warrant is exercisable at an initial price of $13.275 per share which was the average closing bid price for the five trading days immediately following April 11, 1999. Each Commitment Warrant is immediately exercisable and terminates five years after the date of issuance (April 18, 2004). The shares underlying the Commitment Warrants are required to be registered for resale pursuant to the Registration Rights Agreement.

     If the Company has not put a minimum of $1,000,000 in aggregate Put Dollar Amount during any six month period of time during the term of the Investment Agreement, the Company, in consideration of the Investor's commitment costs, will be required to pay the Investor a non-usage fee equal to the difference of $100,000 minus 10% of the aggregate Put Dollar

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Amount of the Put Shares put to the Investor during such six month period.
In the event that the Company delivers a termination notice to the Investor or an automatic termination occurs, the Company must pay the Investor a termination fee equal to the difference of $200,000 minus 10% of the aggregate Put Dollar Amount of the Put Shares put to the Investor during all Puts to such date.

     The Company intends to use the proceeds of the offering to further develop its electronic commerce website and for general corporate and working capital purposes.

     In addition, the Company has entered into an agreement with a placement agent to conduct a best efforts offering of $3 million of equity securities to qualified institutional investors. The placement will be sold on a best efforts basis to institutional investors and strategic partners who are qualified to purchase private placement securities and have a pre-qualified interest in the investment. The terms of the investment will be negotiated directly between the Company and the investor. The equity securities will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.  None.

     (b) PROFORMA FINANCIAL INFORMATION. None.

     (c) EXHIBITS.  The following exhibits are filed herewith:

EXHIBIT
NUMBER     DESCRIPTION                                    LOCATION
-------    -----------                                    --------

 10.1      Investment Agreement                           Filed herewith
                                                          electronically

 10.2      Registration Rights Agreement                  Filed herewith
                                                          electronically

 10.3      Side Agreement                                 Filed herewith
                                                          electronically

 10.4      Form of Stock Commitment Warrant               Filed herewith
                                                          electronically

 10.5      Form of Stock Purchase Warrant                 Filed herewith
                                                          electronically

 99.1      Press Releases dated May 17, 1999              Filed herewith
           and May 18, 1999                               electronically



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                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                              ecom ecom.com, inc.




May 26, 1999                  By: /s/ David J. Panaia
                                  David J. Panaia, Chief Executive Officer


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